State of Delaware
Secretary of State
Division of Corporations
Delivered 01:00 PM 08/26/2022
FILED 01:00 PM 08/26/2022
SR 20223372551 - File Number 3830078

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Major League Football, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which the Corporation shall have authority to issue is 2 billion (2,000,000,000) shares of common stock, one tenth of one percent ($.001 par value per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 25th day of August, 2022.

By: [signature]
Authorized Officer

Title: President and CEO

Name: Frank Murtha
Print or Type

Service Request# **20223372551**

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

08-30-2022

8591193
MAJOR LEAGUE FOOTBALL, INC.
15515 LEMON FISH DRIVE
LAKEWOOD RANCH, FL 34202

ATTN: FRANK MURTHA

DESCRIPTION		AMOUNT
3830078 - MAJOR LEAGUE FOOTBALL, INC.		
0240S Amendment Stock		
	Stock Amendment Fee	$370.00
	Receiving/Indexing	$115.00
	Surcharge Assessment-New Castle County	$6.00
	Page Assessment-New Castle County	$18.00
	Data Entry Fee	$5.00
	Court Municipality Fee, Wilm.	$20.00
	Expedite Fee, 24 Hour	$100.00
	TOTAL CHARGES	$634.00
	TOTAL PAYMENTS	$334.00
	CHARGED TO ACCOUNT	$300.00
	BALANCE	$0.00